APPROVED FINANCIAL CORP.

                    EXHIBIT 21 - SUBSIDIARIES OF THE COMPANY


100% OWNED SUBSIDIARIES OF APPROVED FINANCIAL CORP.

Approved Residential Mortgage, Inc.
3420 Holland Road
Suite 107
Virginia Beach, Virginia 23452
State of Incorporation:  Virginia.
Names used in business:         Approved Residential Mortgage Inc.
                                Approved Residential Mortgage Inc.
                                DBA Armada Residential Mortgage Inc.
                                Approved Residential Mortgage Inc
                                DBA Funding Center of Georgia

Approved Federal Savings Bank
2380 Court Plaza Drive
Suite 200
Virginia Beach, Virginia 23456
State of incorporation:  Federal Savings Bank Charter.
Names used in business:         Approved Federal Savings Bank


MOFC, Inc.
370 East Maple Road
Third Floor
Birmingham, MI 48009
State of incorporation:  Michigan
Names used in business:         ConsumerOne Financial


Approved Financial Solutions
3420 Holland Road
Suite 107
Virginia Beach, Virginia 23452
State of Incorporation:  Virginia.
Names used in business:         Approved Financial Solutions, Inc.


100% OWNED SUBSIDIARIES OF APPROVED FEDERAL SAVINGS BANK.


Global Title Insurance Agency, Inc.
2380 Court Plaza Drive
Suite 200
Virginia Beach, Virginia 23456
State of incorporation:   Virginia.
Names used in business:         Global Title Insurance Agency, Inc.